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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) January 15, 2008
LODGENET INTERACTIVE CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	0-22334	46-0371161

(State or Other	(Commission File Number)	(IRS Employer
Jurisdiction of Incorporation)		Identification No.)

3900 West Innovation Street, Sioux Falls, SD	57107

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code (605) 988-1000
LODGENET ENTERTAINMENT CORPORATION
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     On January 15, 2008, LodgeNet Interactive Corporation, formerly known as “LodgeNet Entertainment Corporation,” (“LodgeNet”) filed a Certificate of Ownership and Merger with the Delaware Secretary of State pursuant to which LodgeNet Interactive Corporation, a Delaware corporation and LodgeNet’s wholly-owned subsidiary, was merged into LodgeNet (the “Merger”). As a result of the Merger, LodgeNet’s corporate name was changed from “LodgeNet Entertainment Corporation” to “LodgeNet Interactive Corporation,” effective January 15, 2008 (the “Name Change”). Pursuant to Section 253 of the General Corporation Law of the State of Delaware, the Merger had the effect of amending LodgeNet’s Amended and Restated Certificate of Incorporation to reflect the new legal name of LodgeNet, and stockholder approval was not required. LodgeNet’s Board of Directors approved the Merger and the Name Change on December 20, 2007. A copy of the Certificate of Ownership and Merger, as filed with the Delaware Secretary of State on January 15, 2008, is attached hereto as Exhibit 3.1 and is incorporated herein by reference.
Item 8.01 Other Events.
     LodgeNet today issued a press release announcing the Name Change. The press release is furnished as Exhibit 99.1.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits

3.1	Certificate of Ownership and Merger

99.1	Press Release

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 15, 2008	By	/s/ James G. Naro James G. Naro
	Its	Senior Vice President, General Counsel,
Secretary and Chief Compliance Officer